                                                                    EXHIBIT 99.1


          Agreement Regarding Disclosure of Long-Term Debt Instruments

         In reliance upon Item 601(b) (4)(iii)(A), of Regulation S-K, AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership") has not filed as an exhibit to its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, any instrument with respect to long-term debt not being registered where the total amount of securities authorized thereunder does not exceed 10 percent of the total assets of the Partnership and its subsidiaries on a consolidated basis. Pursuant to Item 601(b)(4)(iii)(A), of Regulation S-K, the Partnership hereby agrees to furnish a copy of any such agreement to the Securities Exchange Commission upon request.

                                    AIMCO PROPERTIES, L.P.

                                    By:  AIMCO-GP, Inc.
                                         its General Partner


                                    By: /s/ PETER KOMPANIEZ
                                        --------------------------------
                                        Peter Kompaniez
                                        President